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                                                                   EXHIBIT 23(c)



                     CONSENT OF PENNSYLVANIA MERCHANT GROUP


      Pennsylvania Merchant Group hereby consents to the inclusion in this registration statement on Form S-4 of its opinion dated April 14, 1999 attached as Appendix A to the Proxy Statement/Prospectus contained herein. Pennsylvania Merchant Group also consents to the reference to the firm contained under the caption "The Plan of Recapitalization."

/s/ Pennsylvania Merchant Group

Pennsylvania Merchant Group
West Conshohocken, Pennsylvania

April 13, 1999